WISCONSIN RIVER POWER COMPANY
BALANCE SHEETS
UNAUDITED
---------

                                                        SEPTEMBER 30
                                                            2004
                                                      -----------------
     ASSETS

UTILITY PLANT
Utility Plant in service                               $ 35,232,311.26
Construction Work in Progress                                74,218.84
Less: Reserve for Depreciation                          (17,039,140.47)
                                                      -----------------
                                                         18,267,389.63

OTHER PROPERTY & INVESTMENTS
Non Utility Property (net)                                  910,372.48
Stock - Other Companies                                     212,610.00
                                                      -----------------
                                                          1,122,982.48

CURRENT & ACCRUED ASSETS
Cash and Marketable Securities                            3,190,001.77
Accounts Receivable - Other                                   2,852.87
Accounts Receivable - Associated Co.                        591,572.70
Materials, Supplies & Fuel Stock                            116,454.07
Prepaid Expense                                             544,752.01
                                                      -----------------
                                                          4,445,633.42

DEFERRED DEBITS
Prepaid Pension Benefits                                             -
Deferred Income Taxes                                       256,905.00
Regulatory Asset - Deferred Taxes                           264,962.98
                                                      -----------------
                                                            521,867.98

                                                      -----------------
TOTAL ASSETS                                           $ 24,357,873.51
                                                      =================


                                  Page 1 of 3


WISCONSIN RIVER POWER COMPANY
BALANCE SHEETS
UNAUDITED
---------

                                                        SEPTEMBER 30
                                                            2004
                                                      -----------------
     LIABILITIES AND CAPITAL

SHAREHOLDERS' EQUITY
--------------------
COMMON STOCK                                           $  9,360,000.00

RETAINED EARNINGS
Balance, Beginning of Period                             16,279,116.61
Add - Net Income                                          8,296,293.40
Less - Dividends                                        (12,074,400.00)
                                                      -----------------
Balance, End of Period                                   12,501,010.01

ACCUMULATED COMPREHENSIVE INCOME
Balance, Beginning of Period                               (287,593.00)
Comprehensive Income                                                 -
                                                      -----------------
Balance, End of Period                                     (287,593.00)

TOTAL SHAREHOLDERS' EQUITY                               21,573,417.01

CURRENT AND ACCRUED LIABILITIES
Accounts Payable                                             46,709.39
Accounts Payable-Associated Co.                             209,974.69
Federal and State Income Taxes Accrued                     (143,104.93)
Property Taxes Accrued                                      204,373.67
Other Accrued Liabilities                                   207,255.28
                                                      -----------------
                                                            525,208.10

DEFERRED CREDITS AND OTHER LIABILITIES
Deferred Income Taxes                                     1,634,900.33
Deferred Investment Tax Credit                               18,535.31
Postretirement Benefits                                     476,982.76
Accrued Pension Liability                                   128,830.00
Other                                                                -
                                                      -----------------
                                                          2,259,248.40

                                                      -----------------
TOTAL LIABILITIES AND CAPITAL                          $ 24,357,873.51
                                                      =================

                          WISCONSIN RIVER POWER COMPANY
                             STATEMENT OF NET INCOME
                      FOR THE YEAR ENDED SEPTEMBER 30, 2004
                                    UNAUDITED

                                                       YEAR TO DATE
                                                           2004
OPERATING REVENUES
Sales of Electric Energy-Hydro                        $ 5,040,402.00
Sales of Electric Energy-CT                               844,856.24
Sales of Water and Other Revenue                           72,964.99
                                                     ----------------
Total Revenues                                          5,958,223.23

OPERATING EXPENSES
Hydro Operation & Maintenance                           1,512,249.76
CT Operation & Maintenance                                 36,699.00
Adminstrative & General Expenses
  Outside Services                                        225,896.68
  Insurance & Injuries & Damages                          309,519.00
  Other Admin & General Expenses                          312,126.78
Depreciation                                              637,143.18
Taxes
  Federal & State Income Taxes                            951,431.35
  Property  and Gross Receipts Taxes                      266,635.74
  Payroll Taxes & Other                                    24,551.78
                                                     ----------------
Total Operating Expenses                                4,276,253.27

NET OPERATING INCOME                                    1,681,969.96

OTHER INCOME & DEDUCTIONS
 OTHER INCOME
  Timber Sales                                            133,252.73
  Gain (Loss) on Land Sales                            11,450,642.09
  Interest, Dividends and Other Revenue                    75,375.19
  AFUDC                                                            -
                                                     ----------------
    Total Other Income                                 11,659,270.01
 OTHER EXPENSE
  Administrative                                          377,886.73
  Other Expense                                           162,111.67
  Property Tax                                             59,738.82
                                                     ----------------
    Total Other Expense                                   599,737.22
                                                     ----------------
Total Before Tax                                       11,059,532.79
 Federal & State Income Tax                             4,441,616.21
                                                     ----------------
Total Other Income & Deductions                         6,617,916.58

                                                     ----------------
INCOME (LOSS) BEFORE INTEREST EXPENSE                   8,299,886.54

Interest Expense                                            3,593.14
                                                     ----------------
NET INCOME (LOSS)                                     $ 8,296,293.40
                                                     ================


                                  Page 3 of 3